EXHIBIT 99.1

CMGI REPORTS FOURTH QUARTER AND FULL FISCAL YEAR 2003 FINANCIAL RESULTS

WITH MAJOR RESTRUCTURING SUBSTANTIALLY COMPLETE, CMGI EXITS FISCAL YEAR WITH CASH, CASH EQUIVALENTS AND MARKETABLE SECURITIES IN EXCESS OF $275 MILLION

Charlestown, Mass. September 30, 2003—CMGI, Inc. (Nasdaq: CMGI) today reported financial results for its fourth quarter and full fiscal year ended July 31, 2003.

Fourth Quarter

CMGI reported net revenue from continuing operations of $97.9 million for the fourth fiscal quarter ended July 31, 2003. This compares to net revenue of $106.1 million for the quarter ended April 30, 2003, a decrease of $8.2 million from continuing operations. This decrease was primarily due to lower order volumes from a major original equipment manufacturer (OEM) customer, as well as the migration of certain other work to Asia. The addition of new projects in supply chain management and literature fulfillment was not sufficient to mitigate the softness in the supply chain management revenue.

CMGI reported an operating loss from continuing operations of $34.0 million for the fourth quarter ended July 31, 2003, compared to an operating loss of $27.5 million for the third quarter ended April 30, 2003. The fourth quarter operating loss from continuing operations included charges related to the amortization of stock-based compensation and depreciation totaling $2.9 million and net restructuring charges of $26.2 million. The Company’s restructuring charges in the fourth quarter included a $15.4 million charge related to the buyout of the Company’s lease for its former headquarters building in Andover Massachusetts, and a $4.6 million charge related to facility lease obligations from SalesLink’s restructuring of its North America supply chain capacity. Included in the third quarter operating loss from continuing operations were charges related to the amortization of stock-based compensation and depreciation totaling $2.9 million, and long-lived asset impairment and net restructuring charges of $20.4 million. The Company’s $19.9 million of net restructuring charges in the third quarter of fiscal 2003 primarily included $14.9 million of restructuring charges related to facility and equipment lease obligations and asset write-offs at certain U.S. based operations of SalesLink.

“The elimination of the Andover lease was a major milestone in reducing our lease obligations. This transaction reduced future lease and lease related operating expenses by approximately $50.0 million, for an annual cash savings of approximately $7.0 million,” said Tom Oberdorf, Chief Financial Officer.

CMGI reported a net loss of $16.4 million or loss per share of ($0.04) for the fourth quarter of fiscal 2003, compared to net income of $76.9 million or $0.20 earnings per share for the third quarter ended April 30, 2003. Net loss in the fourth quarter of fiscal 2003 included income from discontinued operations of $13.2 million or $0.03 earnings per share. The income from discontinued operations during the fourth quarter of fiscal 2003 included a $10.5 million benefit related to the reversal of net liabilities of a subsidiary that entered into an assignment for the benefit of creditors in June 2001. The reversal was triggered by the conclusion of the assignment for the benefit of creditors proceedings as they related to CMGI. Net income in the third quarter of fiscal 2003 included income from discontinued operations of $117.8 million or $0.30 earnings per share. The income from discontinued operations during the third quarter of fiscal 2003 included a gain by AltaVista of approximately $97.6 million on the sale of its assets and business operations, a gain of approximately $1.6 million on the sale of Yesmail, the write-off of approximately $35.6 million of minority interest in ProvisionSoft, which ceased operations during the third quarter, and approximately $2.8 million of loss adjustments related to the Company’s January 31, 2003 “held for sale” loss estimates for Tallan and uBid. The fourth quarter loss from continuing operations of $29.6 million improved by $11.3 million from the third quarter amount of $40.9 million.

Excluding the effects of charges related to depreciation, amortization, long-lived asset impairment and restructuring, CMGI reported a non-GAAP operating loss1 from continuing operations of $4.9 million for the fourth quarter ended July 31, 2003 versus a non-GAAP operating loss1 from continuing operations of $4.3 million in the third quarter ended April 30, 2003. The increase in non-GAAP operating loss1 from continuing operations in the fourth quarter was primarily the result of lower sales levels in the fourth quarter as compared to the third quarter.

The Company believes that its non-GAAP measure of operating income/(loss) from continuing operations (“non-GAAP operating income/(loss) 1”) provides investors with a useful supplemental measure of the Company’s operating performance by excluding the impact of one-time gains/(losses), non-cash charges, and restructuring activities. Historically, the Company has recorded significant one-time gains/(losses), and impairment and restructuring charges and therefore management uses non-GAAP operating income/(loss)1 to assist in evaluating the Company’s operating performance. These non-GAAP results should be evaluated in light of the Company’s financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”). A table reconciling the Company’s non-GAAP operating loss to its GAAP operating income/(loss) is included in the consolidated financial statements in this release.

As of July 31, 2003, CMGI had consolidated cash, cash equivalents and marketable securities of $276.1 million, versus consolidated cash, cash equivalents and marketable securities of $250.9 million for the prior quarter. Cash, cash equivalents and marketable securities increased primarily due to a $45.5 million increase in value during the fourth quarter of shares of Overture Services, Inc. (“Overture”) common stock held by AltaVista. Subsequent to the fiscal year end, all shares of Overture common stock were sold.

George McMillan, President and Chief Executive Officer of CMGI, Inc., said: “One factor contributing to the revenue softness in the supply chain business is the migration of programs to Asia, more specifically, China, where CMGI is actively pursuing expansion. The liquidity position of CMGI is exceptionally strong, and provides both a considerable source for reinvestment in our global supply chain and literature fulfillment business, and a long-term liquidity cushion.”

Fiscal Year

CMGI reported net revenue from continuing operations of $437.0 million for the fiscal year ended July 31, 2003. This compares to net revenue from continuing operations of $168.5 million for the fiscal year ended July 31, 2002, an increase of $268.5 million. This increase was the result of the revenue contributions from SalesLink’s SL Supply Chain subsidiary, which was acquired in July 2002, partially offset by a decline in SalesLink’s supply chain management business.

CMGI reported an operating loss from continuing operations of $92.4 million for the fiscal year ended July 31, 2003, compared to an operating loss from continuing operations of $75.7 million for the fiscal year ended July 31, 2002. Included in the fiscal 2003 operating loss from continuing operations were charges related to the amortization of stock-based compensation and depreciation totaling $10.8 million, and long-lived asset impairment and net restructuring charges of $55.8 million. Included in the fiscal 2002 operating loss from continuing operations were charges related to the amortization of intangible assets and stock-based compensation and depreciation totaling $19.2 million, and long-lived asset impairment and net restructuring charges of ($0.6) million. The Company’s $55.3 million of restructuring charges in fiscal 2003 primarily included a $15.4 million charge related to the early termination of the Company’s lease for its former headquarters facility in Andover, Massachusetts, $19.5 million of restructuring charges related to facility and equipment lease obligations and asset write-offs at certain U.S. based operations of the Company’s SalesLink subsidiary, and $6.6 million of charges related to certain corporate equipment lease obligations.

CMGI reported a net loss of $216.3 million for fiscal 2003, compared to a net loss of $524.9 million for fiscal 2002. CMGI’s net loss available to common stockholders for fiscal 2003 was $216.3 million, or ($0.55) loss per share, compared to a net loss available to common stockholders of $463.7 million, or ($1.22) loss per share, for fiscal 2002. The net loss in fiscal 2003 included a loss from discontinued operations of $81.6 million, or ($0.21) loss per share. The loss from discontinued operations during fiscal 2003 primarily included operating losses from discontinued operations of $206.2 million, partially offset by a gain by AltaVista of approximately $99.4 million on the sale of its assets and business operations, and the write-off of approximately $35.6 million of minority interest in ProvisionSoft. The net loss in fiscal 2002 included a loss from discontinued operations of $540.7 million, or ($1.43) loss per share.

Excluding the effects of charges related to depreciation, amortization, long-lived asset impairment and restructuring, CMGI reported a non-GAAP operating loss1 from continuing operations of $25.8 million for the fiscal year ended July 31, 2003 versus a non-GAAP operating loss1 from continuing operations of $57.1 million in the fiscal year ended July 31, 2002. The decrease in non-GAAP operating loss1 from continuing operations in fiscal 2003, as compared to fiscal 2002, is primarily due to the Company’s restructuring efforts in fiscal 2003.

Basis of Presentation

The Company’s results of continuing operations discussed herein exclude the results of operations of the Company’s former operating companies AltaVista and uBid, each of which sold substantially all of their assets, Engage, NaviSite, Yesmail, and Tallan, each of which were divested, and ProvisionSoft, which ceased operations, during the fiscal year ended July 31, 2003. The results of operations of each of these former operating companies have been reported as discontinued operations in accordance with generally accepted accounting principles.

As of July 31, 2003, the Company’s operating businesses included its wholly-owned subsidiary, SalesLink Corporation (“SalesLink”) and SL Supply Chain Services International Corp., a wholly-owned subsidiary of SalesLink, each of which operate within the Company’s eBusiness and Fulfillment segment. The Company also continues to hold investments in various companies through its @Ventures venture capital affiliates.

Conference Call Scheduled for September 30th

CMGI will hold a conference call to discuss its fourth quarter and full fiscal year 2003 results at 5:00 p.m. EDT on September 30, 2003. Investors can listen to the conference call on the Internet at www.cmgi.com/investor. To listen to the live call, go to the Web site at least 15 minutes prior to the start time to download and install the necessary audio software.

About CMGI

CMGI, Inc. (Nasdaq: CMGI) provides technology and commerce solutions that help businesses market, sell and distribute their products and services. CMGI offers industry-leading global supply chain management and distribution and fulfillment services. For additional information, see www.cmgi.com.

1The non-GAAP operating results are not a recognized measure for financial statement presentation under the United States generally accepted accounting principles (U.S. GAAP). Non-U.S. GAAP earnings measures do not have any standardized definition and are therefore unlikely to be comparable to similar measures presented by other reporting companies. This non-GAAP measure is provided to assist readers in evaluating CMGI’s operating performance and each of the items listed (depreciation, amortization of assets and stock-based compensation, long-lived asset impairment and restructuring) were excluded because they were considered to be of a non-operational nature. Readers are encouraged to consider this non-GAAP measure in conjunction with CMGI’s U.S. GAAP results. Previously, CMGI referred to this measure as “pro forma operating income/(loss).”

This release contains forward-looking statements, which address a variety of subjects including, for example, the expected future benefits of CMGI’s restructuring activities, CMGI’s planned international expansion efforts, and the expected ability of CMGI to preserve and utilize its capital resources to grow its businesses. All statements other than statements of historical fact, including without limitation, those with respect to CMGI’s goals, plans and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: CMGI’s success, including its ability to decrease its cash burn rate, improve its cash position, expand its operations and revenues and reach profitability, depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of its products and services; CMGI may not be able to expand its operations in accordance with its business strategy, CMGI may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; CMGI derives a significant portion of its revenue from a small number of customers and the loss of any of those customers would significantly damage CMGI’s financial condition and results of operations; and increased competition and technological changes in the markets in which CMGI competes. For a detailed discussion of cautionary statements that may affect CMGI’s future results of operations and financial results, please refer to CMGI’s filings with the Securities and Exchange Commission, including CMGI’s most recent Quarterly Report on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

Contacts:

Investors-Financial

Tom Oberdorf

Chief Financial Officer

ir@cmgi.com

CMGI, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended			Fiscal Year ended
	July 31, 2003	April 30, 2003	July 31, 2002	July 31, 2003	July 31, 2002

Net revenue	$97,882	$106,109	$48,724	$436,987	$168,476
Operating expenses:
Cost of revenue	90,389	98,582	41,164	403,883	152,140
Research and development	—	—	463	332	4,732
Selling	1,446	1,066	19,748	6,792	28,357
General and administrative	13,741	13,557	3,885	62,336	54,598
Amortization of intangible assets and stock-based compensation	54	55	(311)	218	4,941
Impairment of long-lived assets	—	432	154	456	2,482
Restructuring, net	26,204	19,938	3,652	55,348	(3,118)

Total operating expenses	131,834	133,630	68,755	529,365	244,132

Operating loss	(33,952)	(27,521)	(20,031)	(92,378)	(75,656)
Other income (deductions):
Other gains (losses), net	4,363	(11,608)	(34,071)	(41,317)	(67,983)
Minority interest	69	99	—	319	—
Equity in losses of affiliates	163	(1,049)	(12)	(1,774)	(15,408)
Interest income	734	710	4,286	3,396	14,387
Interest (expense) recovery, net	(409)	(432)	16,605	321	22,029

Total	4,920	(12,280)	(13,192)	(39,055)	(46,975)

Loss from continuing operations before income taxes and extraordinary item	(29,032)	(39,801)	(33,223)	(131,433)	(122,631)
Income tax expense (benefit)	582	1,073	(2,881)	3,249	(7,096)

Loss from continuing operations before extraordinary item	(29,614)	(40,874)	(30,342)	(134,682)	(115,535)
Discontinued operations, net of income taxes:
Income (loss) from discontinued operations	13,224	117,806	(159,763)	(81,626)	(540,664)
Extraordinary gain on retirement of debt, net of income tax	—	—	—	—	131,281

Net income (loss)	(16,390)	76,932	(190,105)	(216,308)	(524,918)
Preferred stock accretion	—	—	—	—	(2,301)
Gain on repurchase of Series C Convertible Preferred Stock	—	—	—	—	63,505

Net income (loss) available to common stockholders	$(16,390)	$76,932	$(190,105)	$(216,308)	$(463,714)

Basic and diluted earnings (loss) per share available to common stockholders:
Loss from continuing operations before extraordinary item	$(0.07)	$(0.10)	$(0.08)	$(0.34)	$(0.14)
Earnings (loss) from discontinued operations	$0.03	$0.30	$(0.40)	$(0.21)	$(1.43)
Extraordinary gain on retirement of debt, net of income tax	$—	$—	$—	$—	$0.35

Earnings (loss) available to common stockholders	$(0.04)	$0.20	$(0.48)	$(0.55)	$(1.22)

Shares used in computing basic and diluted earnings (loss) per share	394,514	393,542	392,380	393,455	379,800

CMGI, Inc. and Subsidiaries

Consolidated Statements of Operations Information

(In thousands)

(Unaudited)

	Three months ended			Fiscal Year ended
	July 31, 2003	April 30, 2003	July 31, 2002	July 31, 2003	July 31, 2002
Net revenue:
eBusiness and Fulfillment	$97,545	$105,974	$48,401	$435,879	$154,493
Enterprise Software and Services	—	—	118	227	1,289
Managed Application Services	337	135	205	881	6,158
Portals	—	—	—	—	6,536

	$97,882	$106,109	$48,724	$436,987	$168,476

Operating income (loss):
eBusiness and Fulfillment	$(7,036)	$(15,028)	$525	$(20,021)	$(1,090)
Enterprise Software and Services	120	—	(3,354)	(846)	(13,957)
Managed Application Services	(904)	(149)	27	(653)	2,368
Portals	(436)	(450)	4,644	(17)	(1,747)
Other	(25,696)	(11,894)	(21,873)	(70,841)	(61,230)

	$(33,952)	$(27,521)	$(20,031)	$(92,378)	$(75,656)

Non-GAAP operating income (loss):
eBusiness and Fulfillment	$695	$1,767	$2,429	$7,352	$5,923
Enterprise Software and Services	50	—	(2,673)	(861)	(9,653)
Managed Application Services	652	136	1,024	1,212	(12,056)
Portals	55	(7)	5,568	1,011	5,628
Other	(6,333)	(6,157)	(20,138)	(34,487)	(46,916)

	$(4,881)	$(4,261)	$(13,790)	$(25,773)	$(57,074)

Note: Non-GAAP operating income (loss) represents total operating income (loss), excluding net charges related to depreciation, amortization of intangible assets and stock-based compensation, long-lived asset impairment and restructuring.

TABLE RECONCILING GAAP OPERATING INCOME (LOSS) TO NON-GAAP OPERATING INCOME (LOSS)

GAAP Operating Loss	$(33,952)	$(27,521)	$(20,031)	$(92,378)	$(75,656)
Adjustments:
Depreciation	2,813	2,835	2,746	10,583	14,277
Amortization of intangible assets and stock-based compensation	54	55	(311)	218	4,941
Long-lived asset impairment	—	432	154	456	2,482
Restructuring	26,204	19,938	3,652	55,348	(3,118)

Non-GAAP Operating Loss	$(4,881)	$(4,261)	$(13,790)	$(25,773)	$(57,074)